UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 21, 2023

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2023, Tenon Medical, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell, issue and deliver to the Investors, in a private placement offering (the “Offering”), a total of $1,250,000 in secured notes (the “Notes”) and warrants (the “Warrants”) to purchase 45,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) at an exercise price equal to $1.94 per share.

The Notes bear an interest rate of 10% per annum with a default rate of 12% per annum and have a maturity date of November 21, 2024. All principal and accrued interest is payable at maturity. However, at any time during the term of the Notes, the principal amount of the Notes together with all accrued and unpaid principal thereon (the “Prepayment Amount”) may be paid in full, but not in part, by the Company. The Prepayment Amount may be paid by the Company in cash or by the issuance to the Investors of in shares of Series A Preferred Stock (the “Series A Preferred Stock”) to be designated by the Company having a stated value equal to the Prepayment Amount and terms described in the Company’s proxy statement filed with the Securities and Exchange Commission on November 22, 2023, if prior to such payment with Series A Preferred Stock the following conditions are met:

1.	Certain stockholder proposals described in the Notes are approved by the Company’s stockholders; and

2.	The Company has commitments from investors other than the Investors to purchase shares of Series A Preferred Stock with a stated value of at least $3,750,000.

The Notes are secured by a first priority security interest in all of the assets of the Company.

The Warrants expire five (5) years from the issuance date of the Warrants. The Warrants contain a “cashless exercise” feature and contain anti-dilution rights on subsequent issuances of equity or equity equivalents.

The Company received $1,125,000 from the Offering after payment of investor expenses. The Company intends to use the net proceeds for working capital and other general corporate purposes.

The foregoing summaries of the Purchase Agreement, the Notes and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such form of documents attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Warrants to the purchasers in reliance on the exemption from registration provided by Section 4(a)(2) and Regulation 506(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
10.2	Form of Note.
10.3	Form of Warrant.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2023	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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